Exhibit 99

News Release

Contact:	Charles R. Guarino
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS THIRD QUARTER EARNINGS FOR 2011

Clearfield, Pennsylvania – October 24, 2011

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the third quarter and first nine months of 2011. Highlights include the following:

•	Net income of $4.1 million for the quarter ended September 30, 2011, or $0.33 per share, a 30.9% increase over the quarter ended September 30, 2010.

•	Net income of $11.2 million for the nine months ended September 30, 2011, or $0.91 per share, a 33.9% increase over the nine months ended September 30, 2010.

•	Returns on average assets and equity of 1.01% and 12.54%, respectively, for the nine months ended September 30, 2011.

•

Net interest margin of 3.59% for the nine months ended September 30, 2011. Net interest margin has improved during 2011 from 3.53% during the three months ended March 31, 2011 and 3.56% during the three months ended June 30, 2011 to 3.62% during the three months ended September 30, 2011.

•	Total loans of $835.7 million at September 30, 2011, an increase of $82.8 million, or 11.0%, compared to September 30, 2010, and an increase of $13.9 million, or 1.7%, compared to June 30, 2011.

•	Deposits of $1.30 billion at September 30, 2011, an increase of $182.9 million, or 16.4%, compared to September 30, 2010.

Joseph B. Bower, Jr., President and CEO, commented, “An increase of 11.0% in loans over September 30, 2010 is a strong indicator of CNB’s commitment to its communities, and we will continue to lend to our customers when the need arises. This loan volume increase and our improved earnings have further strengthened our market position.”

Net Interest Income and Margin

During the nine months ended September 30, 2011, net interest income increased $4.2 million, or 13.4%, compared to the nine months ended September 30, 2010. Net interest margin on a fully tax equivalent basis was 3.59% for the nine months ended September 30, 2011, compared to 3.70% for the nine months ended September 30, 2010. Increases in earning assets have been offset by decreases in the yield on earning assets. However, the growth in earning assets has outpaced the decline in net interest margin, providing CNB with higher net interest income.

Due to growth in core deposits, interest-bearing liabilities have grown significantly during the last twelve months. Interest-bearing deposits as of September 30, 2011 grew $171.3 million, or 17.6%, as compared to September 30, 2010. However, interest expense for the nine months ended September 30, 2011 decreased by $589 thousand, or 4.2%, compared to the nine months ended September 30, 2010 as a result of decreases in the cost of core deposits in 2011 as well as CNB’s repayment and refinancing of long-term debt in 2010.

Asset Quality

During the nine months ended September 30, 2011, CNB recorded a provision for loan losses of $2.7 million, as compared to a provision for loan losses of $2.6 million for the nine months ended September 30, 2010. One relationship comprising three commercial loans became impaired in the first quarter of 2011, resulting in an increase in non-accrual loans of $4.4 million as of the end of the first quarter. As of September 30, 2011, one of these loans in the amount of $1.4 million remains on non-accrual status. Based on CNB’s evaluation of the underlying collateral, no losses associated with this relationship are expected. In addition, one relationship comprising two commercial loans became impaired in the second quarter of 2011, resulting in an increase in non-accrual loans of $4.2 million and an increase in the allowance for loan losses of $1 million during the nine months ended September 30, 2011.

The Corporation has one commercial mortgage customer whose loan relationships have interest-only terms that were extended during 2011. As a result, the loans were downgraded from special mention status to substandard status. The original interest rates on the loans, which are also currently the market rates of interest, were not reduced; therefore, no additional provision for loan losses was required to be recorded. These loans have a total recorded investment of $4.6 million at September 30, 2011.

Non-Interest Income

Net realized and unrealized securities losses during the nine months ended September 30, 2011 were $58 thousand, compared to net realized and unrealized securities gains of $649 thousand for the nine months ended September 30, 2010. During the nine months ended September 30, 2011 and 2010, other-than-temporary impairment charges of $398 thousand and $1.9 million, respectively, were recorded in earnings on structured pooled trust preferred securities. CNB’s remaining exposure in structured pooled trust preferred securities is $1.8 million at September 30, 2011 and no impairment charges were recorded in the second or third quarters of 2011. Excluding the effects of these securities transactions, non-interest income was $7.7 million for the nine months ended September 30, 2011, compared to $7.2 million for the nine months ended September 30, 2010.

Non-Interest Expenses

Total non-interest expenses increased $1.1 million, or 4.8%, during the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010. Salaries and benefits expenses increased $1.2 million, or 9.9%, during the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010, primarily as a result of an increase in full-time equivalent employees from 287 at September 30, 2010 to 297 at September 30, 2011.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.5 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a loan production office, a private banking division and 27 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; changes in the quality or composition of CNB’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting CNB’s operations, markets, products, services and prices. Some of these and other factors are discussed in CNB’s annual and quarterly reports previously filed with the SEC. Such factors could cause actual results to differ materially from those in the forward-looking statements.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended September 30,			(unaudited) Nine Months Ended September 30,
	2011	2010	% change	2011	2010	% change
	(Dollars in thousands, except per share data)
Income Statement
Interest income	$16,793	$15,797	6.3%	$48,904	$45,293	8.0%
Interest expense	4,415	4,534	-2.6%	13,315	13,904	-4.2%

Net interest income	12,378	11,263	9.9%	35,589	31,389	13.4%
Provision for loan losses	904	853	6.0%	2,673	2,599	2.8%

Net interest income after provision for loan losses	11,474	10,410	10.2%	32,916	28,790	14.3%

Non-interest income
Wealth and asset management fees	415	431	-3.7%	1,225	1,255	-2.4%
Service charges on deposit accounts	1,097	1,120	-2.1%	3,129	3,117	0.4%
Other service charges and fees	433	374	15.8%	1,201	1,048	14.6%
Net realized and unrealized gains (losses) on securities for which fair value was elected	(313)	15	NA	(216)	(42)	414.3%
Mortgage banking	172	116	48.3%	506	365	38.6%
Bank owned life insurance	213	200	6.5%	674	602	12.0%
Other	361	288	25.3%	986	841	17.2%

Total other-than-temporary impairment losses on available for sale securities	—	(821)	NA	(398)	(1,923)	-79.3%
Less portion of loss recognized in other comprehensive income	—	—	NA	—	—	NA

Net impairment losses recognized in earnings	—	(821)	NA	(398)	(1,923)	-79.3%
Net realized gains on available-for-sale securities	84	118	-28.8%	158	691	-77.1%

Net impairment losses recognized in earnings and realized gains on available-for-sale securities	84	(703)	NA	(240)	(1,232)	-80.5%

Total non-interest income	2,462	1,841	33.7%	7,265	5,954	22.0%

Non-interest expenses
Salaries and benefits	4,402	3,998	10.1%	12,842	11,689	9.9%
Net occupancy expense of premises	1,076	1,053	2.2%	3,378	3,204	5.4%
FDIC insurance premiums	240	427	-43.8%	969	1,202	-19.4%
Intangible amortization	—	25	NA	—	75	NA
Other	2,592	2,610	-0.7%	7,553	7,434	1.6%

Total non-interest expenses	8,310	8,113	2.4%	24,742	23,604	4.8%

Income before income taxes	5,626	4,138	36.0%	15,439	11,140	38.6%
Income tax expense	1,559	1,032	51.1%	4,204	2,750	52.9%

Net income	$4,067	$3,106	30.9%	$11,235	$8,390	33.9%

Average diluted shares outstanding	12,290,214	12,185,859		12,261,559	10,072,091

Diluted earnings per share	$0.33	$0.25	32.0%	$0.91	$0.83	9.6%
Cash dividends per share	$0.165	$0.165	0.0%	$0.495	$0.495	0.0%

Payout ratio	50%	66%		54%	60%

Average Balances
Loans, net of unearned income	$832,219	$749,100	$811,733	$730,379
Total earning assets	1,421,750	1,254,161	1,381,540	1,176,815
Total deposits	1,277,754	1,105,907	1,242,163	1,058,536
Shareholders’ equity	127,878	116,467	119,454	91,696

Performance Ratios
Return on average assets	1.07%	0.92%	1.01%	0.88%
Return on average equity	12.72%	10.67%	12.54%	12.20%
Net interest margin (FTE)	3.62%	3.74%	3.59%	3.70%

Loan Charge-Offs
Net loan charge-offs	$366	$438	$1,248	$1,564
Net loan charge-offs / average loans	0.18%	0.23%	0.20%	0.29%

	(unaudited) September 30, 2011	(unaudited) June 30, 2011	December 31, 2010	(unaudited) September 30, 2010	% change versus

					6/30/11	9/30/10
	(Dollars in thousands, except per share data)
Ending Balance Sheet
Loans, net of unearned income	$835,666	$821,787	$794,562	$752,945	1.7%	11.0%
Loans held for sale	1,049	2,706	4,451	3,951	-61.2%	-73.4%
Investment securities	595,261	550,605	503,028	502,768	8.1%	18.4%
FHLB and other equity interests	6,594	6,581	6,415	6,726	0.2%	-2.0%
Other earning assets	3,851	15,001	15,665	7,333	-74.3%	-47.5%

Total earning assets	1,442,421	1,396,680	1,324,121	1,273,723	3.3%	13.2%

Allowance for loan losses	(12,252)	(11,715)	(10,820)	(10,830)	5.0%	13.5%
Goodwill	10,821	10,821	10,821	10,821	0.0%	0.0%
Other intangible assets	—	—	—	10	NA	NA
Other assets	102,682	95,408	89,389	89,446	7.6%	14.8%

Total assets	$1,543,672	$1,491,194	$1,413,511	$1,363,170	3.5%	13.2%

Non interest-bearing deposits	$152,127	$148,022	$140,836	$140,508	2.8%	8.3%
Interest-bearing deposits	1,145,435	1,101,050	1,022,032	974,146	4.0%	17.6%

Total deposits	1,297,562	1,249,072	1,162,868	1,114,654	3.9%	16.4%

Borrowings	75,424	83,088	106,507	96,225	-9.2%	-21.6%
Subordinated debt	20,620	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	19,635	16,184	13,871	13,894	21.3%	41.3%

Shareholders’ equity	130,431	122,230	109,645	117,777	6.7%	10.7%

Total liabilities and shareholders’ equity	$1,543,672	$1,491,194	$1,413,511	$1,363,170	3.5%	13.2%

Ending shares outstanding	12,327,743	12,305,639	12,237,261	12,217,445

Book value per share	$10.58	$9.93	$8.96	$9.64
Tangible book value per share (*)	$9.70	$9.05	$8.08	$8.75

Capital Ratios
Tangible common equity / tangible assets (*)	7.80%	7.53%	7.05%	7.91%
Leverage ratio	8.44%	8.47%	8.81%	9.02%
Tier 1 risk based ratio	14.03%	14.02%	14.13%	14.66%
Total risk based ratio	15.28%	15.28%	15.38%	15.91%

Asset Quality
Non-accrual loans	$17,270	$16,098	$11,926	$6,661
Loans 90+ days past due and accruing	1,834	1,909	889	532

Total non-performing loans	19,104	18,007	12,815	7,193
Other real estate owned	359	361	396	394

Total non-performing assets	$19,463	$18,368	$13,211	$7,587

Non-performing assets / Loans + OREO	2.33%	2.23%	1.66%	1.01%
Non-performing assets/Total assets	1.26%	1.23%	0.93%	0.56%
Allowance for loan losses / Loans	1.47%	1.43%	1.36%	1.44%

*	- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	(unaudited) September 30, 2011	(unaudited) June 30, 2011	December 31, 2010	(unaudited) September 30, 2010

Shareholders’ equity	$130,431	$122,230	$109,645	$117,777
Less goodwill	10,821	10,821	10,821	10,821
Less other intangible assets	—	—	—	10

Tangible common equity	$119,610	$111,409	$98,824	$106,946

Total assets	$1,543,672	$1,491,194	$1,413,511	$1,363,170
Less goodwill	10,821	10,821	10,821	10,821
Less other intangible assets	—	—	—	10

Tangible assets	$1,532,851	$1,480,373	$1,402,690	$1,352,339

Ending shares outstanding	12,327,743	12,305,639	12,237,261	12,217,445

Tangible book value per share	$9.70	$9.05	$8.08	$8.75
Tangible common equity/Tangible assets	7.80%	7.53%	7.05%	7.91%